UNITED STATES

SECURITIES EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 31, 2005

INTELLIGENT MOTOR CARS GROUP, INC.

(Exact name of registrant as specified in its charter)

333-88952

(File Number)

DELAWARE	74-3022293
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

750 East Prospect Road #B

Oakland Park, FL 33309

(Address of principal executive offices) (Zip Code)

(954) 977-5902

(Registrant's telephone number)

1600 W. Sunrise Blvd., Fort Lauderdale, FL 33311

(Former name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

Entry Into a Material Definitive Agreement

See ITEM 1.02 below.

ITEM 1.02

Termination of a Material Definitive Agreement

The Registrant’s executive offices and operations have been located at 1600 West Sunrise Blvd., Fort Lauderdale, FL 33311 pursuant to a lease between the Registrant and Wall Street Properties, Inc. (the “Landlord”) dated March 1, 2005 for a five year term. The lease was included as an exhibit to the Registrant’s Form 10-KSB/A for the fiscal year ended December 31, 2004 filed on April 20, 2005. Subsequently, the Landlord entered into an agreement to sell the property to a third party unaffiliated with the Registrant and, effective August 31, 2005, has released the Registrant from all of its obligations under such lease without penalty. The closing of the sale of the property is September 1, 2005.

In connection with the termination of the Registrant’s obligations under the lease, the Registrant entered into a commercial lease, effective August 1, 2005, to lease approximately 200 square feet of office space and no more than three parking spaces at $500 per month on a month to month basis from an unaffiliated third party. The Registrant is relocating its executive offices to 750 East Prospect Road #B, Oakland Park, Florida 3330 effective September 3, 2005. The new telephone number is (954)977-5902. This location is less than five miles from the former location. The Registrant received approval from the State of Florida to relocate its license to the new location. It has also received the approval of the local authorities to store automobiles inside the warehouse at the new location.

ITEM 3.01

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

As previously disclosed in the Form 10-QSB for the quarter ended March 31, 2005, the Registrant’s ability to achieve its business objectives is contingent upon its success in raising additional capital until adequate revenues are realized from operations. It was the Registrant’s plan to continue building its cash business as well as its wholesale division. In an effort to raise such additional capital, the Registrant entered into an agreement with Cross Capital Fund, also as disclosed in such Form 10-QSB. The amount of funds expected pursuant to the terms of the agreement with Cross Capital has not been realized by the Registrant in any material amount. As a result, the Registrant had been unable to pay its professional fees and could not timely file its Form 10-QSB for the quarter ended June 30, 2005. Due to the failure to timely file, an “E” was appended to the Registrant’s trading symbol “IMTR” on the NASDAQ Over-The-Counter Bulletin Board on or about August 19, 2005. If the Registrant does not file the delinquent Form 10-QSB on or before September 14, 2005, its common stock will be delisted from trading on the Over-The-Counter Bulletin Board and will trade in the “pink sheets”. The Registrant is currently in the process of preparing the delinquent Form 10-QSB and expects to file same on or before the September 14, 2005 deadline.

ITEM 9.01

Financial Statements and Exhibits

Exhibits

10.3

Lease between the Registrant and Villari Companies Inc. dated August 1, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLIGENT MOTOR CARS GROUP, INC.

By:	/s/ GERALD SCALZO
Gerald Scalzo, CEO

Date: September 1, 2005

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